Exhibit 10.5

TXO ENERGY PARTNERS, L.P.

2023 LONG-TERM INCENTIVE PLAN

PHANTOM UNIT AGREEMENT

Pursuant to this Phantom Unit Agreement, dated as of the Grant Date set forth in the Grant Notice below (this “Agreement”), TXO Energy GP, LLC (the “Company”), as the general partner of TXO Energy Partners, L.P. (the “Partnership”), hereby grants to the individual identified in the Grant Notice below (the “Participant”) the following award of Phantom Units (“Phantom Units”), pursuant and subject to the terms and conditions of this Agreement and the TXO Energy Partners, L.P. 2023 Long-Term Incentive Plan (the “Plan”), the terms and conditions of which are hereby incorporated into this Agreement by reference. Each Phantom Unit granted hereunder shall constitute a Phantom Unit under the terms of the Plan and is hereby granted in tandem with a corresponding DER, as further detailed in Section 3 below. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Plan.

GRANT NOTICE

Subject to the terms and conditions of this Agreement, the principal features of this Award are as follows:

Participant: [                    ]

Number of Phantom Units: [                    ] Phantom Units

Grant Date: [            ], 2023

Vesting of Phantom Units: Phantom Units shall vest in three equal installments on each of the first three anniversaries of the pricing date of the Partnership’s initial public offering of its common units, subject in each case to the Participant continuing in Service through such date; provided that the Phantom Units shall be subject to accelerated vesting in certain circumstances as set forth in Section 4(b) and 4(c).

Forfeiture of Phantom Units: In the event of a termination of the Participant’s Service for Cause, all Phantom Units that have not vested prior to or in connection with such termination of Service shall thereupon automatically be forfeited by the Participant without further action and for no consideration. In the event of a termination of the Participant’s Service for any other reason, all Phantom Units that have not vested prior to or in connection with such termination of Service shall be forfeited by the Participant thirty (30) days after the termination date, unless the Committee determines in its discretion to provide for accelerated vesting of all or a portion of the Award. For the avoidance of doubt, no Phantom Units shall vest during such thirty (30) day period unless determined by the Committee in its discretion.

Payment of Phantom Units: Vested Phantom Units shall be paid to the Participant in the form of Units as set forth in and subject to Section 5 below.

DERs: Each Phantom Unit granted under this Agreement shall be issued in tandem with a corresponding DER each of which shall entitle the Participant to receive payments in an amount equal to Partnership distributions with respect to a Unit in accordance with Section 3 below. Unless otherwise determined by the Committee in its discretion, no DER payments shall be made with respect to unvested Phantom Units after the date of a Participant’s termination of Service, regardless of whether such Phantom Units have yet been forfeited.

TERMS AND CONDITIONS OF PHANTOM UNITS

1.    Grant. The Company hereby grants to the Participant, as of the Grant Date, an Award of the number of Phantom Units set forth in the Grant Notice above, subject to all of the terms and conditions contained in this Agreement and the Plan.

2.    Phantom Units. Subject to Section 4 below, each Phantom Unit that vests shall represent the right to receive payment, in accordance with Section 5 below, in the form of one (1) Unit. Unless and until a Phantom Unit vests, the Participant will have no right to payment in respect of such Phantom Unit.

3.    Grant of Tandem DER. Each Phantom Unit granted hereunder is hereby granted in tandem with a corresponding DER, which shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the related Phantom Unit, and which shall be subject to all of the terms and conditions contained in this Agreement and the Plan. Each DER shall entitle the Participant to receive payments, in accordance with Section 5 below, in an amount equal to any distributions made by the Partnership following the Grant Date in respect of the Unit underlying the Phantom Unit to which such DER relates. Notwithstanding the foregoing, unless otherwise determined by the Committee in its discretion, no payments shall be made after the date of the Participant’s termination of Service with respect to DERs that correspond to unvested Phantom Units, regardless of whether such Phantom Units have yet been forfeited.

4.    Vesting and Forfeiture.

(a)    Vesting. Subject to Section 4(c) below, the Phantom Units shall vest in such amounts and at such times as are set forth in the Grant Notice above.

(b)    Accelerated Vesting. Subject to Section 4(c) below, the Phantom Units shall vest in full upon the termination of the Participant’s Service by the Company or one of its Affiliates (or their successors) without Cause or the Participant’s resignation for Good Reason, in each case within the two year period beginning on the occurrence of a Change in Control. The Phantom Units shall also be subject to accelerated vesting in the Committee’s discretion within thirty (30) days after a termination of the Participant’s Service for any reason other than by the Company for Cause, as set forth in Section 4(c) below. For purposes of this Agreement, “Good Reason” shall have the meaning set forth in a written employment or other similar agreement between the Participant on one hand and the Partnership, the Company or any of their Affiliates on the other hand, provided that in no event shall any event or occurrence constitute Good Reason for purposes of this Agreement unless such event or occurrence constitutes a “material negative change” (within the meaning of Treasury Regulation 1.409A-1(n)(2)) to the Participant in his or her service relationship with the Company, the Partnership and its Affiliates. In the event the Participant is not a party to a written agreement containing a definition of “Good Reason” or similar term, “Good Reason” (solely for purposes of this Agreement and not for the purpose of establishing any standard of termination for employment) shall mean the occurrence of any of the following events without the Participant’s written consent: (i) material diminution in the Participant’s duties or responsibilities; (ii) material diminution in the Participant’s total cash compensation in effect from time to time; or (iii) relocation of the Participant’s principal place of employment to a location more than twenty five (25) miles from the Participant’s principal place of employment as of the date of this Agreement. Notwithstanding the foregoing, the Participant’s termination shall not be considered to be on account of Good Reason unless: (a) within sixty (60) days after the date on which the Participant has actual knowledge of the initial occurrence of one of the events set forth in clauses (i)-(iii), the Participant provides written notice of the applicable facts and circumstances, (b) the Company, the Partnership or its Affiliate, as applicable, does not remedy, cure or rectify the event within thirty (30) days from the date on which written notice is received from the Participant, and (c) the Participant terminates his employment within one hundred and five (105) days after the occurrence of the event.

(c)    Forfeiture. In the event of a termination of the Participant’s Service for Cause by the Partnership, the Company or any of their Affiliates, all Phantom Units that have not vested prior to such termination of Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor. In the event of a termination of the Participant’s Service for any other reason, all Phantom Units that have not vested prior to or in connection with such termination of Service shall be forfeited by the Participant thirty (30) days after the termination date, unless the Committee determines in its discretion before the expiration of such 30-day period to provide for accelerated vesting of all or a portion of the Award. Except for such accelerated vesting in the Committee’s discretion, no other vesting shall occur during the 30-day period after the Participant’s termination date pursuant to the Grant Notice or this Section 4, including, for the avoidance of doubt, due to the passing of a regular scheduled vesting date or in connection with a Change in Control as set forth in Section 4(b) above.

(d)    Payment. Vested Phantom Units shall be subject to the payment provisions set forth in Section 5 below.

5.    Payment of Phantom Units and DERs.

(a)    Phantom Units. Unpaid, vested Phantom Units shall be paid to the Participant in the form of Units in a lump-sum as soon as reasonably practical, but not later than March 15 of the year following the year in which such Phantom Units vest. Payments of any Phantom Units that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to the Participant’s estate) in whole Units in accordance with this Section 5.

(b)    DERs. Payments in respect of DERs shall be made to the Participant on the next regular payroll payment date following the date on which Partnership distributions are made to the Partnership’s common unit holders. For the avoidance of doubt, this paragraph 5(b) shall apply to outstanding Phantom Units held by a Participant, whether vested or unvested; provided that unless otherwise determined by the Committee in its discretion, no DER payments shall be made with respect to unvested Phantom Units after the date of a Participant’s termination of Service, regardless of whether such Phantom Units have yet been forfeited.

(c)    Potential Delay. Notwithstanding anything to the contrary in this Agreement, no amounts payable under this Agreement shall be paid to the Participant prior to the expiration of the six (6)-month period following his “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) to the extent that the Company determines that paying such amounts prior to the expiration of such six (6)-month period would result in a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of the applicable six (6)-month period (or such earlier date upon which such amounts can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Participant’s death), such amounts shall be paid to the Participant.

6.    Tax Withholding. The Company and/or its Affiliates shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company and/or its Affiliates, an amount sufficient to satisfy all applicable federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the Phantom Units and the DERs. In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the Company and/or its Affiliates shall withhold (or provide for the purchase by an affiliate of the Company of) Units otherwise issuable or payable in respect of such Phantom Units having a Fair Market Value equal to the sums required to be withheld. In the event that Units that would otherwise be issued in payment of the Phantom Units are used to satisfy such withholding obligations, the number of Units which shall be so withheld shall be limited to the number of Units which have a Fair Market Value (which, in the case of a broker-assisted transaction, shall be determined by the Committee, consistent with applicable provisions of the Code) on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

7.    Rights as Unit Holder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a holder of Units in respect of any Units that may become deliverable hereunder unless and until certificates representing such Units shall have been issued or recorded in book entry form on the records of the Partnership or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.

8.    Non-Transferability. Neither the Phantom Units nor any right of the Participant under the Phantom Units may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant (or any permitted transferee) other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership and any of their Affiliates.

9.    Distribution of Units. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to the Participant certificates evidencing Units issued pursuant to this Agreement and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units issued pursuant to this Agreement and all Units issued pursuant to book entry procedures hereunder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units are then listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions. In addition to the terms and conditions provided herein, the Company may require that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. No fractional Units shall be issued or delivered pursuant to the Phantom Units and the Committee shall determine, in its discretion, whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

10.    Partnership Agreement. Units issued upon payment of the Phantom Units shall be subject to the terms of the Plan and the Partnership Agreement. Upon the issuance of Units to the Participant, the Participant shall, automatically and without further action on his or her part, (i) be admitted to the Partnership as a Limited Partner (as defined in the Partnership Agreement) with respect to the Units, and (ii) become bound, and be deemed to have agreed to be bound, by the terms of the Partnership Agreement.

11.    No Effect on Service. Nothing in this Agreement or in the Plan shall be construed as giving the Participant the right to be retained in the employ or service of the Company or any Affiliate thereof. Furthermore, the Company and its Affiliates may at any time dismiss the Participant from employment or consulting free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or any other written agreement between the Participant and the Company or an Affiliate thereof.

12.    Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

13.    Tax Consultation. None of the Board, the Committee, the Company, the Partnership nor any Affiliate of any of the foregoing has made any warranty or representation to Participant with respect to the tax consequences of the issuance, holding, vesting, payment, settlement or other occurrence with respect to the Phantom Units, the DERs, the Units or the transactions contemplated by this Agreement, and the Participant represents that he or she is in no manner relying on such entities or their representatives for tax advice or an assessment of such tax consequences. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Phantom Units and DERs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with his or her tax consultants that the Participant deems advisable in connection with the Phantom Units and DERs.

14.    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. Except as provided in the preceding sentence, this Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Partnership and the Participant.

15.    Lock-Up Agreement. The Participant shall agree, if so requested by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any Affiliate thereof, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by him or her for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Notwithstanding the foregoing, the 180-day period may be extended in the discretion of the Company for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor or other applicable rule.

16.    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, any and all regulations and rules promulgated by the SEC thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Phantom Units and DERs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

17.    Code Section 409A. None of the Phantom Units, the DERs or any amounts paid pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code. Nevertheless, to the extent that the Committee determines that the Phantom Units or DERs may not be exempt from (or compliant with) Section 409A of the Code, the Committee may (but shall not be required to) amend this Agreement in a manner intended to comply with the requirements of Section 409A of the Code or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the Phantom Units or DERs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Phantom Units or DERs, or (b) comply with the requirements of Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit hereunder constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Participant’s termination of Service, all references to the Participant’s termination of Service shall be construed to mean a Separation from Service, and the Participant shall not be considered to have a termination of Service unless such termination constitutes a Separation from Service with respect to the Participant.

18.    Adjustments; Clawback. The Participant acknowledges that the Phantom Units are subject to modification and forfeiture in certain events as provided in this Agreement and Section 7 of the Plan. The Participant further acknowledges that the Phantom Units, DERs and Units issuable hereunder, whether vested or unvested and whether or not previously issued, are subject to clawback as provided in Section 8(o) of the Plan.

19.    Successors and Assigns. The Company or the Partnership may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and the Partnership. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

20.    Governing Law. The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

21.    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

[Signature page follows]

The Participant’s signature below indicates the Participant’s agreement with and understanding that this Award is subject to all of the terms and conditions contained in the Plan and in this Agreement, and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. The Participant further acknowledges that the Participant has read and understands the Plan and this Agreement, which contains the specific terms and conditions of this grant of Phantom Units and DERs. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

TXO Energy GP, LLC
a Delaware limited liability company

By:
Name:
Title:

TXO Energy Partners, L.P. a Delaware limited partnership

By:	TXO Energy GP, LLC
Its:	General Partner

By:
Name:
Title:

“PARTICIPANT”

Print Name: